As filed with the Securities and Exchange Commission on December 18, 1997 Registration No. ____________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              ANDERSEN GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

     Connecticut                                            06-0659863
(State  of   Incorporation)                            (I.R.S.   Employer
                                                       Identification No.)

                             1280 Blue Hills Avenue
                       Bloomfield, Connecticut 06002-1374
                    (Address of Principal Executive Offices)

                    Andersen Group Individual Retirement Plan
                            (Full title of the Plan)

                             Bernard F. Travers, III
                               Assistant Secretary
                              ANDERSEN GROUP, INC.
                             1280 Blue Hills Avenue
                       Bloomfield, Connecticut 06002-1374
                                  860-242-0761
            (Name, Address and Telephone Number of Agent for Service)
                        Copies of all communications to:

                              David A. Garbus, Esq.
                                 ROBINSON & COLE
                                One Boston Place
                        Boston, Massachusetts 02108-4404
                             Telephone: 617-557-5900


                                          CALCULATION OF REGISTRATION FEE

=================== ------------------------- -------------------------- ----------------------- ==========================

     Title of         Maximum Amount to be        Proposed Maximum          Proposed Maximum      Amount of Registration
 Securities to be        Registered (1)       Offering Price Per Share     Aggregate Offering             Fee (3)
    Registered                                           (2)                   Price (2)
=================== ========================= ========================== ======================= ==========================
Common Stock,
without
par value
                    23,000 shs.               $7.75                      $178,250                $61.47
=================== ========================= ========================== ======================= ==========================

(1) In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The registration fee for shares of Common Stock issuable under the Plan was estimated pursuant to Rule 457(b) under the Securities Act solely for the purpose of calculating the registration fee based on the average of the last reported sale price of the Company's Common Stock as reported in the Nasdaq National Market System on November 14, 1997.

(3) Amount of registration fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, which states that the fee shall be "one-twenty ninth of one percentum of the maximum aggregate price at which such securities are proposed to be offered".

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

Omitted in  accordance  with Rule 428 under the  Securities  Act and the Note to
Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

Omitted in  accordance  with Rule 428 under the  Securities  Act and the Note to
Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     1. The Annual Report on Form 10-K of Andersen Group, Inc. (the "Company") for the fiscal year ended February 28, 1997 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 0-1460).

2. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since February 28, 1997.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


Item 4.  Description of Securities.

Not applicable.


Item 5.  Interests of Named Experts and Counsel.

Not applicable.


Item 6.  Indemnification of Directors and Officers.

Article Seven of the Company's Amended and Restated Certificate of Incorporation eliminates the personal liability of directors of the Company to the Company or its shareholders for monetary damages for breach of fiduciary duty to the full extent permitted by the Connecticut Stock Corporation Act.

Section 33-320a of the Connecticut General Statutes provides that a corporation shall indemnify its directors, officers, and certain other persons provided such party is successful on the merits in the defense of the relevant proceeding or it shall be concluded that such person acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, either in the best interests of the corporation or in the best interests of the participants and beneficiaries of such employee benefit plan or trust and consistent with the provisions of such employee benefit plan or trust and, with respect to any criminal action or proceeding, that he had no reasonable cause to believe his conduct was unlawful or a court shall have determined that in view of all the circumstances such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine.

Article V of the By-laws of the Company provides that the Company shall indemnify its directors, employees and agents to the fullest extent permitted by law and the Certificate of Incorporation. The Corporation shall advance the payment of legal expenses to a Director, officer, employee or agent in the defense of any claim for which indemnification may be available to the fullest extent permitted by law and the Certificate of Incorporation.

The effect of these provisions is to permit indemnification by the Company for liabilities arising under the Securities Act of 1933, as amended.

The Company maintains directors' and officers' liability insurance to provide indemnification for its directors and officers against certain liabilities.


Item 7.  Exemption from Registration Claimed.

Not applicable.


Item 8.  Exhibits.

Exhibit No.                            Description

4.1* Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended February 29, 1992 (Commission File No. 0-1460)).

4.2* Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended February 28, 1997
               (Commission File No. 0-1460)).

4.3            Andersen Group Individual Retirement Plan, and Amendments No. 1,
               2 and 3.

4.4 Trust Agreement with the Chase Manhattan Bank under the Andersen Group Individual Retirement Plan.

4.5 Trust Agreement with Oliver R. Grace, Jr. and Francis E. Baker under the Andersen Group Individual Retirement Plan.


4.6            Form of stock certificate.

5. Opinion of the Company's Assistant Secretary and Director of Law and Taxation Regarding Legality.

23             Consent of KPMG Peat Marwick LLP.

24             Power of Attorney (filed herewith as part of the signature page)

*  Incorporated by reference.


Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered, which remain, unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that, in lieu of furnishing exhibits required under Item 601(b)(5) of Regulation S-K, the Company has previously submitted the Plan to the Internal Revenue Service ("IRS") and has received a determination letter and will submit all amendments to the Plan to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 16th day of December, 1997.

                              ANDERSEN GROUP, INC.



                           By:/s/ Oliver R. Grace, Jr.
                              Oliver R. Grace, Jr.
                                  Its President
                           Principal Executive Officer

                                POWER OF ATTORNEY

Each of the officers and directors of Andersen Group, Inc. whose signature appears below hereby constitutes and appoints Bernard F. Travers, III and Andrew
M. O'Shea and each of them, their true and lawful attorneys-in-fact and agents with full power of substitution, each with the power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement (including post-effective amendments), and to perform any acts necessary to be done in order to file such amendment, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or their or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 16, 1997.

Signature                                   Title


/s/ Oliver R. Grace, Jr.                    President
Oliver R. Grace, Jr.                        (Principal Executive Officer)


/s/ Andrew M. O'Shea                        Treasurer
Andrew M. O'Shea                            (Principal Financial Officer)

Signature                                   Title


/s/ Francis E. Baker                        Chairman, Secretary and
Francis E. Baker                            Director



/s/ Peter N. Bennett                        Director
Peter N. Bennett


/s/ John S. Grace                           Director
John S. Grace


/s/ Louis A. Lubrano                        Director
Louis A. Lubrano


/s/ James J. Pinto                          Director
James J. Pinto


         Pursuant to the requirements of the Securities Act of 1933, the plan administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bloomfield, State of Connecticut, on this 16th day of December, 1997.


                                        ANDERSEN GROUP INDIVIDUAL
                                        RETIREMENT PLAN



                                        By: /s/ Lynn Foy-Pion
                                        Andersen Group, Inc., Plan Administrator

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  EXHIBIT INDEX



                       REGISTRATION STATEMENT ON FORM S-8

                              ANDERSEN GROUP, INC.





Exhibit No.                           Description                                         Page No.

4.1* Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended February 29, 1992)
                (Commission File No. 0-1460).

4.2* Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended February 28, 1997)
                (Commission File No. 0-1460).

4.3             Andersen Group Individual Retirement Plan, and Amendments
                No. 1, 2 and 3.

4.4             Trust Agreement with the Chase Manhattan Bank under the Andersen
                Group Individual Retirement Plan.

4.5 Trust Agreement with Oliver R. Grace, Jr. and Francis E. Baker under the Andersen Group Individual Retirement Plan.

4.6             Form of stock certificate.

5 Opinion of the Company's Assistant Secretary and Director of Law and Taxation Regarding Legality.

23              Consent of KPMG Peat Marwick LLP.

24              Power of Attorney (filed herewith as part of the signature page)

*  Incorporated by reference.